Exhibit 99.1

w SCAN TO VIEW MATERIALS & VOTE CVS HEALTH CORPORATION C/O WELLS FARGO SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD], 2018. Follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD], 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
E35494-S67700
CVS HEALTH CORPORATION
For
Against
Abstain
The Board of Directors recommends you vote FOR the following proposals:
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1. Stock Issuance Proposal: To approve the issuance of shares of CVS Health Corporation common stock to shareholders of Aetna Inc. in the merger between Aetna Inc. and Hudson Merger Sub Corp., a wholly-owned subsidiary of CVS Health Corporation, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of December 3, 2017, as it may be amended from time to time, among CVS Health Corporation, Hudson Merger Sub Corp. and Aetna Inc.
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2. Adjournment Proposal: To approve the adjournment from time to time of the special meeting of stockholders of CVS Health Corporation if necessary to solicit additional proxies if there are not sufficient votes at the time of the special meeting, or any adjournment or postponement thereof, to approve the Stock Issuance Proposal.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement are available atwww.proxyvote.com and www.investors.cvshealth.com.
E35495-S67700
CVS HEALTH CORPORATION
Special Meeting of Stockholders
[TBD], 2018, [TBD] AM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Larry J. Merlo and David W. Dorman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares ofCVS Health Corporation common stock that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] AM EDT on [TBD], 2018 at the CVS Health Customer Support Center, One CVS Drive, Woonsocket, RI 02895, and any adjournment or postponement thereof.
Additional Voting Instructions for Certain CVS Health Employees: To the extent the undersigned is a participant in the 401(k) Plan and Employee Stock Ownership Plan of CVS Health Corporation and Affiliated Companies (the “Plan”), the undersigned hereby instructs The Bank of New York Mellon,as trustee under the Plan, to vote as indicated on the reverse side, all shares of CVS Health Corporation common stock held in the Plan, as to which the undersigned would be entitled to give voting instructions if present at the Special Meeting. Shares held under the Plan for which voting instructions are not properly completed or signed, or received in a timely manner (no later than noon EDT on [TBD], 2018), will be voted in the same proportion as those shares for which voting instructions were properly completed and signed and received in a timely manner, so long as such vote is in accordance with the provisions of the Employment Retirement Income Security Act of 1974, as amended. All votes will be kept confidential by the trustee.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side